UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2010
AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
70 Pine Street
New York, New York 10270

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events.
     On February 8, 2010, American International Group, Inc. (AIG) issued a press release announcing that Peter D. Hancock will join AIG as Executive Vice President, Finance, Risk, and Investments. The press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated into this Item 8.01 by reference. Attached as Exhibit 99.2 is a Supplemental Determination Memorandum received from the Office of the Special Master for TARP Executive Compensation with respect to Mr. Hancock’s proposed compensation. The Release and Restrictive Covenant Agreement and the Non-Competition and Non-Solicitation Agreement referred to in the Supplemental Determination Memorandum are attached as Exhibits 99.3 and 99.4, respectively.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 99.1	Press release issued by American International Group, Inc., dated February 8, 2010.

Exhibit 99.2	Supplemental Determination Memorandum, dated February 5, 2010, from the Office of the Special Master for TARP Executive Compensation to AIG.

Exhibit 99.3	Release and Restrictive Covenant Agreement.

Exhibit 99.4	Non-Competition and Non-Solicitation Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: February 8, 2010	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No	Description

Exhibit 99.1	Press release issued by American International Group, Inc., dated February 8, 2010

Exhibit 99.2	Supplemental Determination Memorandum, dated February 5, 2010, from the Office of the Special Master for TARP Executive Compensation to AIG

Exhibit 99.3	Release and Restrictive Covenant Agreement

Exhibit 99.4	Non-Competition and Non-Solicitation Agreement